                                                                   EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the inclusion in this registration statement on Form SB-2 of our report dated February 6, 1998 (with respect to Note 16, March 25, 1998;
Note 17, May 1, 1998 and Note 7, June 10, 1998), on the financial statements of Mortgage Plus Equity and Loan Corp. at December 31, 1997 and for each of the years in the two year period then ended. We also consent to the reference to our firm under the caption "Experts."

Richard A. Eisner & Company, LLP

Florham Park, New Jersey

June 19, 1998